Exhibit 5(a)(7)

Pacific Life Insurance Company
P.O. Box 2378, Omaha, NE 68103-2378
or 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102
www.PacificLife.com
Contract Owners: (800) 722-4448
Registered Representatives: (800) 722-2333	Pacific Value Select Variable Annuity Application
NOTE: This application may only be used in the following states: AL, AR, CT, DE, DC, IL, MT, NV, ND, & SD.
1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)		Birth Date (mo/day/yr)	Sex
☐ M ☐ F

Mailing Address	City, State, ZIP		SSN

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State	Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT Not applicable for qualified contracts or on contracts with non-natural owners. Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)		Birth Date (mo/day/yr)	Sex
☐ M ☐ F

Mailing Address	City, State, ZIP		SSN

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S) If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)		Birth Date (mo/day/yr)	Sex
☐ M ☐ F

Mailing Address	City, State, ZIP		SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)		Birth Date (mo/day/yr)	Sex
☐ M ☐ F

Mailing Address	City, State, ZIP		SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE
☐ Stepped-Up Death Benefit Annuitant(s) must not be over age 75 at issue.
If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

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4. ELECTRONIC INFORMATION CONSENT

E-Mail address:

By providing the e-mail address above, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, reports, statements, immediate confirmations, privacy notice and other notices, and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically.
I confirm that I have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:
•	There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•	I must provide a current e-mail address and notify Pacific Life promptly when my e-mail address changes.

•	I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life.

•	I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•	For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)

•	Electronic delivery will be cancelled if e-mails are returned undeliverable.

•	This consent will remain in effect until I revoke it.
Pacific Life is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 722-4448 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.
5. TELEPHONE/ELECTRONIC AUTHORIZATION

☐ Yes	TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically.
If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.
6. HOUSEHOLDING By signing this application I consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.
☐ I elect NOT to participate in householding.
7. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 457, and qualified plans) or other non-natural owners, the beneficiary will be the owner listed on the application and information provided below will not be valid. Use Section 14, Special Requests, to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %

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8. CONTRACT TYPE Select ONE.

☐ Non-Qualified[1,2]	☐ SIMPLE IRA[4]	☐ Roth IRA[3]	☐ 401(a)[6]	☐ 457(b)-gov’t. entity[6]	☐ Keogh/HR-10[6]

☐ IRA[3]	☐ SEP-IRA	☐ TSA/403(b)[5]	☐ 401(k)[6]	☐ 457(b)-501(c) tax exempt[6]	☐ Individual(k)[7]

[1]	For trust-owned contracts, complete Trustee Certification and Disclosure. [2]For non-qualified contracts, if Owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement. [3]For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification. [4]Complete SIMPLE IRA Employer Information. [5]Complete TSA Certification. [6]Complete Qualified Plan and 457(b) Plan Disclosure. [7]Complete Individual(k) Qualified Plan Disclosure.
9. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life Insurance Company.

9A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment.		9B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ 1035 exchange(s)/estimated transfer	$	☐ Transfer	$

		☐ Rollover	$

☐ Amount enclosed	$	☐ Contribution	$	for tax year

10. REPLACEMENT
10A. EXISTING INSURANCE

☐ Yes ☐ No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)
10B. REPLACEMENT

☐ Yes ☐ No	Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

11. OPTIONAL RIDERS Subject to state availability. To qualify for CoreIncome Advantage Plus, CoreIncome Advantage5 Plus, CoreProtect Advantage, Income Access, or GPA3 rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA, Inherited Roth IRA, and Inherited TSA business.
11A. Guaranteed Minimum Withdrawal Benefit You may select only ONE.
☐	CoreIncome Advantage Plus-Single Life Annuitant(s) must not be over age 85 at issue.

☐	CoreIncome Advantage Plus-Joint Life Both spouses must not be over age 85 at issue. See note below.

☐	CoreIncome Advantage5 Plus-Single Life Annuitant(s) must not be over age 85 at issue.

☐	CoreIncome Advantage5 Plus-Joint Life Both spouses must not be over age 85 at issue. See note below.
Note (applies to Joint Life selections): Available only if the Contract Type selected in Section 8 is Non-qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA, or TSA/403(b). Joint Owners must be spouses, if applicable. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. Complete the beneficiary information in Section 7. If this is a custodial-owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant.
☐	CoreProtect Advantage Annuitant(s) must not be over age 85 at issue.

☐	Income Access with automatic Reset/Step-up Option. Annuitant(s) must not be over age 85 at issue.
☐	I elect to opt out of the Income Access Automatic Reset/Step-up Option.

11B.	☐	GPA3 Annuitant(s) must not be over age 85 at issue, which must be at least 10 years prior to the annuity date.
11C.	☐	EEG Annuitant(s) must not be over age 75 at issue.
If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.

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12. DOLLAR COST AVERAGING If elected, 100% of your initial investment will be allocated to the DCA Plus term unless you indicate a different percentage below. If you select a Custom Model in Section 16 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. If you select Asset Allocation Strategies or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus, use Section 14, Special Requests, or the Transfers and Allocations form. Additional investments will be allocated to the DCA Plus selection indicated below unless alternate instructions are on file or provided with the investment. Note: Only DCA Plus may be used with Custom Models.
DCA Plus Term

Select one: ☐ 6 months ☐ 12 months	________%	of initial investment. Default will be 100% if not indicated or if a Custom Model is selected in Section 16.
13. REBALANCING If you select a Custom Model in Section 16, rebalancing will be quarterly. Otherwise, Rebalancing is optional.

☐ Quarterly	☐ Semiannually	☐ Annually
14. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the Owner(s).

15. FRAUD NOTICE The following states require insurance companies to provide a fraud warning statement. Refer to the fraud warning statement for your state as indicated below.
District of Columbia: WARNING It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.
All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

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16. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, and where applicable if a selection was made in section 12, unless alternate instructions are on file or provided with the investment.
IMPORTANT: To be eligible for an optional rider in Section 11, you must select ONE of the following options:
I.	Asset Allocation Strategies (Category D): Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%. NOTE: Portfolio Optimization Aggressive-Growth is not approved for investment if an Optional Rider is selected in Section 11.

II.	Custom Models: For Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D, excluding Portfolio Optimization Aggressive-Growth.
If you want to select individual investments and are not choosing an optional rider in Section 11, you may indicate any combination of investments. Allocations must total 100%.
Select one: ☐ ASSET ALLOCATION STRATEGIES (CATEGORY D) ☐ CUSTOM MODEL ☐ INDIVIDUAL INVESTMENTS

Category A Fixed-Income Portfolios	Eaton Vance PAM PAM PIMCO PIMCO	Floating Rate Loan Cash Management High Yield Bond Managed Bond Inflation Managed	____% ____% ____% ____% ____%	T. Rowe Price Western Asset Management Western Asset Management	Short Duration Bond Diversified Bond Inflation Protected	____% ____% ____%	____%Total

Category B Domestic Equity Portfolios	Alger BlackRock BlackRock BlackRock Capital Research Capital Research ClearBridge Franklin/BlackRock	Small-Cap Growth Equity Index Mid-Cap Value Small-Cap Index American Funds® Growth-Income American Funds® Growth Large-Cap Value Small-Cap Equity	____% ____% ____% ____% ____% ____% ____% ____%	Invesco Janus Janus J.P. Morgan Lazard Morgan Stanley NFJ Oppenheimer T. Rowe Price UBS	Comstock Growth LT Focused 30 Long/Short Large-Cap Mid-Cap Equity Mid-Cap Growth Small-Cap Value Main Street® Core Dividend Growth Large-Cap Growth	____% ____% ____% ____% ____% ____% ____% ____% ____% ____%	____%Total

Category C International Equity and Sector Portfolios	Batterymarch Columbia Jennison	International Small-Cap Technology Health Sciences	____% ____% ____%	J.P. Morgan MFS Morgan Stanley Oppenheimer	International Value International Large-Cap Real Estate Emerging Markets	____% ____% ____% ____%	____%Total

Category D Asset Allocation Strategies	Pacific Dynamix Conservative Growth
Pacific Dynamix Moderate Growth
Pacific Dynamix Growth
Portfolio Optimization Conservative
Portfolio Optimization Moderate-Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth*	____% ____% ____% ____% ____% ____% ____% ____%	AllianceBernstein VPS
Balanced Wealth Strategy
American Funds® Asset Allocation
BlackRock Global Allocation V.I. Fund
Franklin Templeton VIP Founding Funds
GE Investments Total Return Fund
Invesco V.I. Balanced-Risk Allocation Fund
MFS Total Return Series
	PIMCO Global Multi-Asset Portfolio	____% ____% ____% ____% ____% ____% ____% ____%	____%Total

* Not available for investment if an Optional Rider is selected in Section 11.	CATEGORIES A — D MUST TOTAL 100%		____%Total

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17. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. I certify that all answers to questions and statements made on this application are to the best of my knowledge and belief.
I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State
___ ___
Joint Owner’s Signature (if applicable)	Date (mo/day/yr)
18. REGISTERED REPRESENTATIVE’S STATEMENT

18A.	☐ Yes ☐ No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)
18B.	☐ Yes ☐ No	Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?
If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 10B of this application.
I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.
I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.
I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life.

Soliciting Registered Representative’s Signature	Print Registered Representative’s Full Name	Option ☐ A ☐ B ☐ C

Registered Representative’s Telephone Number	Registered Representative’s E-Mail Address

Broker/Dealer’s Name	Brokerage Account Number (optional)

Send completed application as follows:

APPLICATION WITH PAYMENT:	APPLICATION WITHOUT PAYMENT:

Regular Mail Delivery: P.O. Box 2290, Omaha, NE 68103-2290 Express Mail Delivery: 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102	Regular Mail Delivery: P.O. Box 2378, Omaha, NE 68103-2378 Express Mail Delivery: 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102

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Application Instructions
Use these instructions when completing this application.
Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding the product applied for, consult the prospectus.
1. & 2.	Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/ or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k), and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

3.	Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions, the contract will be issued without the stepped-up death benefit rider.

4.	Electronic Information Consent (Optional): Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5.	Telephone/Electronic Authorization (Optional): By checking this box, you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life, and the provisions set forth in the contract’s prospectus.

6.	Householding (Optional): Check the box if you do not want to participate in Pacific Life’s householding service.

7.	Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate contingent beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form.

8.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

9.	Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Consult the prospectus for the minimum initial purchase payment for non-qualified and qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

10.	Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

11.	Optional Riders: Subject to state availability. You must invest in an allowable asset allocation option to add a rider to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions, the contract will be issued without the rider.

12.	Dollar Cost Averaging: If choosing the DCA Plus Fixed Option, indicate a 6- or 12-month guarantee term. 100% of your initial investment will be allocated to the DCA Plus term unless you elect a percentage. If you select a Custom Model in Section 16 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. You must use a DCA Plus Fixed Option if using DCA with Custom Models. If you select Asset Allocation Strategies or Individual Investments, and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. If a percentage less than 100% is indicated, the remainder of the initial purchase payment will be allocated pro rata to the target allocations in Section 16. Only one guarantee term may be in effect at any given time.

13.	Rebalancing: Indicate your rebalancing preference. Custom Models will be rebalanced quarterly.

14.	Special Requests: This section also can be used for special registrations and additional beneficiary information.

15.	Fraud Notice: Review this section carefully.

16.	Allocation Options: Use this section to allocate 100% of your investment unless using DCA. To be eligible for an optional rider in Section 11, you must select one of the allowable allocation options.

17.	Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

18.	Registered Representative’s Statement: Registered Representative must fully complete and sign this section. Registered Representative must select a commission option and assure that responses in Section 10 and 18 are consistent. Please use the Commission Option Election Form if more space is needed to add Representatives.
Important: Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and owner information — Sections 1 & 2	• Date application is signed — Section 17
• Contract type is correct — Section 8	• City and state where application is signed — Section 17
• Replacement question — Section 10	• Registered Representative’s signature — Section 18

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